UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

CT Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26599	26-2983120
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

PO Box 60016, San Diego, California 92166

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (619) 922-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On June 16, 2010, CT Holdings, Inc. (the “Company”), was notified by Amper, Politziner & Mattia, P.C. (“Amper”), its independent registered public accounting firm, that Amper does not intend to stand for reappointment as the Company’s independent registered public accounting firm and that effective immediately Amper will cease services as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2007 and 2006, and the subsequent interim periods through September 30, 2008, there were no disagreements between our Company and Amper on any matter listed under Item 304 Section (a)(1)(iv) of Regulation S-K, including accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Amper would have caused Amper to make reference to the matter in its reports on our financial statements.  For the fiscal years ended December 31, 2007 and 2006, the reports of Amper on our financial statements for those fiscal years then ended did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that each of such reports contained a going concern uncertainty, based upon working capital deficiencies, net losses and accumulated deficits.

We provided Amper with a copy of this Current Report on Form 8-K on June 14, 2010, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by Amper, dated June 16, 2010, is attached to this Form 8-K as an exhibit.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

16.1	Letter from Amper, Politziner & Mattia, P.C.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2010

By:	/s/ Valerie Vekkos
Valerie Vekkos
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

16.1	Letter from Amper, Politziner & Mattia, P.C.